UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 27, 2011

INTRALINKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 2, 2011, IntraLinks Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on July 27, 2011 (the “Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of holding the advisory vote on the compensation of the Company’s named executive officers. This Current Report on Form 8-K/A is being filed as an amendment to the Original Report for the sole purpose of disclosing the Company’s Board of Directors’ (the “Board of Directors”) decision as to how frequently the Company will hold an advisory vote on the compensation of its named executive officers.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Report, in a non-binding, advisory proposal on the frequency of holding the advisory vote on compensation of the Company’s named executive officers, 45,286,545 shares voted for one year, 604,947 shares voted for two years, 2,888,102 shares voted for three years and 6,650 shares abstained. The Board of Directors has considered the voting results at the Annual Meeting and, consistent with a majority of votes cast, determined at a meeting on October 27, 2011 to include an advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy statement on an annual basis until the next advisory vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 14, 2011

INTRALINKS HOLDINGS, INC.

By:	/s/ David G. Curran
David G. Curran Executive Vice President, Business and Legal Affairs